Exhibit 99.1

Heinz Chairman Reviews Record Fiscal 2009 Results at Company’s Annual Meeting of Shareholders and Reiterates Fiscal 2010 Guidance

PITTSBURGH--(BUSINESS WIRE)--August 12, 2009--At the H.J. Heinz Company (NYSE: HNZ) Annual Meeting of Shareholders today in Pittsburgh, Chairman, President and Chief Executive Officer William R. Johnson said, “the Company delivered record sales and profit and a sizeable increase in the dividend for Fiscal 2009 despite a difficult global economic environment.”

In a speech to Heinz shareholders, Mr. Johnson reviewed the Company’s results for Fiscal 2009, which ended on April 29 of this year. The full-year results, which Heinz reported on May 28, 2009, included:

  Record sales of more than $10.1 billion;
  Record net income of $923 million, an increase of 9.2% from the prior year;
  Earnings per share of $2.90, an increase of 10.3%; and
  Operating Free Cash Flow of $880 million.

Reconciliation of non-GAAP amounts are set forth in the attached financial tables. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating Free Cash Flow is defined as cash from operations less capital expenditures net of proceeds from disposal of PP&E. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year), the impact of the fluctuation in the British Pound versus the Euro and U.S. Dollar cross rates on transaction costs (impact of currency on particular transactions such as raw material sourcing), and the impact of foreign currency translation hedges.

EXCERPTS FROM MR. JOHNSON’S SPEECH

Growth and Performance

“Fiscal 2009 continued our streak of superior results under our plan to drive growth and high performance,” Mr. Johnson said. “Over the last three years, our global sales have grown at a compound annual rate of more than 5% and earnings per share have increased from an organic base of $2.10 in Fiscal 2006 to $2.90, a compound annual growth rate of 11%.”

Dividend Growth

In Fiscal 2009, “Heinz delivered exceptionally strong Operating Free Cash Flow of $880 million, making it possible to raise your dividend for the sixth consecutive year at a time when many other public companies have suspended or reduced dividends to conserve cash in this tough economy,” Mr. Johnson said.

Noting that Heinz has increased its annualized dividend almost 56%, from $1.08 in Fiscal 2004 to $1.68 in Fiscal 2010, Mr. Johnson added: “As Heinz moves forward, I assure you that growing your dividend remains a top priority as we are committed to returning a high percentage of earnings to our shareholders.”

Delivering Results

Mr. Johnson said the Company’s record results in Fiscal 2009 reflected:

  “The strength of our sharply focused core categories of Ketchup and Sauces; Meals and Snacks; and Infant/Nutrition; which together generated about 96% of the Company’s sales;
  Excellent results from our Top 15 brands, which generated almost 70% of our total sales, propelled by higher marketing investment and breakthrough innovation;
  Our solid performance in key Developed Markets, led by another record year in North American Consumer Products; and
  Our exceptional growth in Emerging Markets, where we are connecting with middle class consumers in some of the world’s most populous countries.”

Emerging Markets Growth

“While Heinz performed well in Developed Markets, our Emerging Market businesses delivered even more impressive results with reported sales increasing almost nine percent, propelled by growth in India, Indonesia, Latin America and Poland, as well as higher baby food sales in China,” Mr. Johnson said in reviewing Fiscal 2009 results.

Reiterating the Company’s previous comments about Emerging Markets, Mr. Johnson added: “We expect Emerging Markets to contribute disproportionately to our long-term growth and anticipate that they could generate as much as 20% of our total sales by Fiscal 2013, compared with 14% in Fiscal 2009 and just 11% three years ago.”

Rising to Challenges

“Our increased marketing and successful focus on quality and innovation have helped Heinz rise to the challenges posed by the global recession and the emerging trends of increased at-home dining, channel shifting and the growth of private label,” Mr. Johnson said.

He added: “While consumers around the world have changed their behavior in response to economic concerns, they remain loyal to Heinz brands because we deliver quality, nutrition, innovation, convenience and value. They trust our Company’s brands, as they have for 140 years.”

Heinz Reiterates Fiscal 2010 Guidance

In Fiscal 2010, “we expect our proven plan to drive continued growth on a constant currency basis, although we anticipate that the stronger dollar and foreign currency volatility will likely impact our reported results given that 60% of our sales and profits are generated from operations outside the United States,” Mr. Johnson said.

As Heinz announced on May 28, 2009, Mr. Johnson said the Company is projecting constant currency:

  Sales growth of 4 to 6%;
  Growth in Operating Income of 6 to 8%; and
  Earnings per share growth of 5 to 8%.

“Heinz is also expecting another strong year of cash generation with Operating Free Cash Flow of $850 to $900 million in Fiscal 2010,” Mr. Johnson said.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,

  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 29, 2009.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, Boston Market® meals, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Supplemental Non-GAAP Performance Ratios in this release

Organic Sales	Organic Sales Growth	+	Foreign Exchange	+	Acquisitions	=	Total Net Sales Change
Fiscal 2009 YTD Global Ketchup	9.1%		(5.9%)		0.0%		3.2%
Fiscal 2009 YTD Infant/Nutrition	9.1%		(7.6%)		0.0%		1.5%

Operating Free Cash Flow
(amounts in millions)			Fiscal Year Ended April 29, 2009

Cash provided by operating activities			$1,166.9
Capital expenditures			$(292.1)
Proceeds from disposals of property, plant and equipment			$5.4

Operating Free Cash Flow			$880.2

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048